UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

August 9, 2011 (August 05, 2011)

Date of Report (date of earliest event reported)

NEUROGESX, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-33438	94-3307935
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2215 Bridgepointe Parkway, Suite 200, San Mateo, California 94404

(Address of principal executive offices)

(650) 358-3300

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On August 5, 2011, NeurogesX, Inc. (the “Company”) entered into a Loan and Security Agreement (the “Agreement”) with Hercules Technology Growth Capital, Inc. (“Hercules”), which includes both a $5 million accounts receivable line and a $15 million term loan, with the term loan being funded on August 8, 2011. Under the terms of the Agreement, the $15 million term loan is required to be repaid over the course of the 42-month maturity period, which includes a 12-month interest only period at the beginning of the term. Interest on the term loan has a minimum rate of 9.50%, which can increase based on fluctuations in the prime rate. The $5 million accounts receivable line is a revolving line that is available until December 31, 2012 and then is renewable by Hercules each year thereafter. The accounts receivable line bears interest at a minimum interest rate of 6.75%, which can also increase based on fluctuations in the prime rate, and the maximum borrowing availability under the revolving line is based upon a percentage of eligible account receivables of the Company. The Company may prepay and terminate the term loan and the accounts receivable line at any time, subject to certain prepayment fees, and is obligated to also pay a fee of $600,000 when the term loan is repaid. The obligations of the Company under the Agreement are secured by certain personal property of the Company. The Agreement also contains customary negative covenants and is subject to customary events of default. Upon the breach of a covenant or occurrence of an event of default, subject to certain exceptions, Hercules will have certain remedies customarily found in such agreements including, but not limited to, the ability to cause all of the outstanding indebtedness under the Agreement to be immediately due and payable.

In connection with the entry of the Company into the Agreement, Hercules was issued a warrant for 791,667 shares of the Company’s common stock (representing an aggregate exercise price equal to approximately 7.125% of the maximum aggregate funds potentially available to the Company under the Agreement) (the “Warrant”). The Warrant has a term of five years, contains a net-exercise provision, and has an exercise price of $1.80 per share. The Warrant was issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, and by Regulation D promulgated thereunder.

The foregoing is not a complete summary of the terms of the Agreement or Warrant described in this Item 1.01, and reference is made to the complete text of the Agreement and Warrant attached hereto as Exhibits 10.1 and 4.1, respectively, which are incorporated by reference into this Item 1.01.

Item 2.03.	Creation of a Direct Financial Obligation

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following Exhibits are filed as part of this Current Report on Form 8-K:

Exhibit No.	Description

4.1	Warrant to purchase common stock, dated as of August 5, 2011.

10.1	Loan and Security Agreement, dated as of August 5, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUROGESX, INC.

By:	/s/ Stephen F. Ghiglieri
Stephen F. Ghiglieri
Executive Vice President, Chief Operating Officer and Chief Financial Officer

Date: August 9, 2011

EXHIBIT INDEX

Exhibit No.	Description

4.1	Warrant to purchase common stock, dated as of August 5, 2011.

10.1	Loan and Security Agreement, dated as of August 5, 2011.